Exhibit 2.2

EXECUTION VERSION
FIRST AMENDMENT TO
SHARE PURCHASE AGREEMENT
THIS FIRST AMENDMENT TO SHARE PURCHASE AGREEMENT (this “First Amendment”) is made effective as of August 9, 2021, by and between TELEFÓNICA S.A., a corporation duly organized, existing and established in accordance with the Laws of the Kingdom of Spain (“Seller”), and LIBERTY LATIN AMERICA LTD., a Bermuda company limited by shares (“LLA”), as assigned to CABLETICA, S.A., a Costa Rican sociedad anónima (“Cabletica” and, together with LLA, “Purchaser”). Each of the Seller and Purchaser is referred to herein as a “Party” and collectively as the “Parties”.
RECITALS
WHEREAS, the Parties entered into that certain Share Purchase Agreement, dated July 30, 2020 (the “Original Agreement”), pursuant to which Purchaser agreed to purchase from Seller, and Seller agreed to sell to Purchaser, all of the issued and outstanding shares of Telefónica de Costa Rica TC, S.A., a Costa Rican sociedad anónima;
WHEREAS, LLA and Cabletica subsequently entered into that certain Assignment and Assumption Agreement, dated March 11, 2021, pursuant to which LLA agreed to assign to Cabletica, and Cabletica agreed to assume from LLA, LLA’s rights and obligations under the Original Agreement;
WHEREAS, pursuant to Section 9.1 of the Original Agreement, the Parties desire to amend the Original Agreement as set forth herein; and
WHEREAS, capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Original Agreement.
NOW THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this First Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:
1.    Amendment.
    (a)    The definition of “El Salvador Business” in Section 1.1 of the Original Agreement is hereby amended and restated in its entirety to read as follows:

“‘El Salvador Business’ means the mobile telecommunications business of Telefónica Móviles El Salvador, S.A. de C.V. and its Subsidiaries in El Salvador.”

    (b)    The definition of “Transaction Agreements” in Section 1.1 of the Original Agreement is hereby amended to add the words “and those certain letter agreements, dated as of August 9, 2021, by and between Seller and Purchaser or certain of their affiliates” to the end of such definition.

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    (c)    The words “Article 6 Section 6.1” in the first sentence of Section 2.3 of the Original Agreement are hereby deleted and replaced with “Article 6”.

(d)    The last sentence of Section 2.7(a) of the Original Agreement is hereby amended and restated in its entirety to read as follows:
“In the event Purchaser does not deliver the Post-Closing Statement within ninety (90) calendar days after the Closing Date, then the Pre-Closing Statement shall be final and binding on the Parties.”
(e)    Each use of the term “Transition Period” in Section 5.12(d) of the Original Agreement is hereby deleted and replaced with “Transitionary License Period”.
(f)    The term “United Bankruptcy Code” in Section 5.12(i) of the Original Agreement is hereby deleted and replaced with “United States Bankruptcy Code”.
(g)    The words “(other than the Group Company”) in Section 5.14(b)(i) of the Original Agreement are hereby deleted and replaced with “(other than the Group Companies)”.
(h)    Section 5.14(b)(ii) of the Original Agreement is hereby amended to add the following words at the end of the first sentence: (“and, for the avoidance of doubt, any additional coverage beyond the limits of such run-off policy set forth in this Section 5.14(b)(ii) shall be provided pursuant to Seller’s D&O Insurance)”.
(i)    Section 5.14(b)(ii)(C) of the Original Agreement is hereby amended and restated in its entirety to read as follows:
“Indemnity limits of $1,000,000, per claim and in the aggregate.”
(j)    Section 5.14(b)(iii) and Section 5.14(b)(iv) of the Original Agreement are each hereby deleted in their entirety.
(k)    The words “Section 7.1(a) or Section 7.1(a), respectively,” in Section 7.1(b) of the Original Agreement are hereby deleted and replaced with:
“Section 7.1(a) or this Section 7.1(b), respectively,”
(l)    The term “Closing Date Indebtedness” in Section 7.7(a) of the Original Agreement is hereby deleted and replaced with “Closing Indebtedness”.
(m)    Subpart (d) of Section 9.2 of the Original Agreement is hereby amended and restated in its entirety to read as follows:
“if to Purchaser or, following the Closing, to the Group Companies, to:

Liberty Latin America Ltd.
1550 Wewatta Street, Suite 710

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Denver, CO 80202
Attention: [Separately provided]
Email: [Separately provided]

with a copy (which shall not constitute notice) to:

Baker Botts L.L.P.
30 Rockefeller Plaza, FL 43
New York, New York 10112
Attention: [Separately provided]
Facsimile: [Separately provided]
Email: [Separately provided]

(n)    Subpart (e) of Section 9.2 of the Original Agreement is hereby amended and restated in its entirety to read as follows:
“if to Seller or, prior to the Closing, to the Group Companies, to:
Telefónica, S.A.
Ronda de la Comunicación, s/n
28050 Madrid, Spain
Attention: [Separately provided]
Email: [Separately provided]
with a copy (which shall not constitute notice) to:
Latham & Watkins LLP
1271 Avenue of the Americas
New York, New York 10020
Attention: [Separately provided]
Facsimile: [Separately provided]
Email: [Separately provided]

2.    Limited Effect. Except as specifically set forth in this First Amendment, all terms and conditions of the Original Agreement shall remain unmodified and continue in full force and effect in all respects.
3.    Miscellaneous.
(a)    This First Amendment and the Original Agreement constitute the entire agreement of the Parties with respect to the subject matter thereof, and may not be modified, amended or terminated except as set forth in the Original Agreement.
(b)    The provisions of Section 9.4 (Governing Law), Section 9.5 (Jurisdiction, Service of Process and Waiver of Jury Trial) and Section 9.6 (Counterparts; Effectiveness) of the Original Agreement are hereby incorporated herein by reference, mutatis mutandis.

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(c)    All covenants and agreements contained in this First Amendment shall be binding upon and shall inure to the benefit of the Parties and their respective successors in interest.
[Signature Pages Follow]

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IN WITNESS WHEREOF, the Parties hereto have executed this First Amendment by their duly authorized representatives on and as of the date first above written.

SELLER:

TELEFÓNICA S.A.

By:    /s/ Juan Azcue Vich_____________
Name:     Juan Azcue Vich
Title:      Authorized Representative

    [Signature Page to First Amendment to Share Purchase Agreement]
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PURCHASER:

CABLETICA, S.A., as assignee of LIBERTY LATIN AMERICA LTD.

By:    /s/ Guillermo A. Ponce
Name:    Guillermo A. Ponce
Title:     President of the Board

LIBERTY LATIN AMERICA LTD., as assignor

By:    /s/ John M. Winter
Name:    John M. Winter
Title:     Senior Vice President

[Signature Page to First Amendment to Share Purchase Agreement]
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